UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 19, 2011, William D. Smithburg retired from the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) consistent with the retirement guidelines in the Corporation’s Corporate Governance Guidelines.

Item 8.01	Other Events.

On April 19, 2011, the Corporation announced that Martin P. Slark was elected to the Board at the Corporation’s 2011 annual meeting of stockholders. As previously reported, Mr. Slark will fill the Board seat vacated by Mr. Smithburg. Following Mr. Slark’s election to the Board, the Board appointed him to its Business Risk and Business Strategy Committees.

The press release announcing the retirement of William D. Smithburg and the election of Martin P. Slark is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated April 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 19, 2011	By:	/s/ Rose A. Ellis
Rose A. Ellis
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Northern Trust Corporation, dated April 19, 2011